                                                                    EXHIBIT 12.1


COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
(DOLLARS IN THOUSANDS)


                                                                           EIGHT MONTHS
                                                    YEARS ENDED                ENDED                YEARS ENDED
                                            ---------------------------    -------------    ----------------------------
                                                     APRIL 30,              DECEMBER 31,     DECEMBER 31,    DECEMBER 31,
                                            ---------------------------    -------------    ------------    ------------
                                              1996      1997      1998          1998            1999             2000
                                            -------   -------   -------       -------         -------          -------
Earnings:
Income/(Loss) before extraordinary item     $ 9,079   $10,685   $ 4,184       $(2,757)        $ 3,836          $ 2,736

Interest expense including amortization
  of debt issuance costs                      6,630     7,816    13,387        11,754          22,786           25,906

Interest portion of Rental Expense              438       467       436           302             596              632
                                            -------   -------   -------       -------         -------          -------
Total Earnings                              $16,147   $18,968   $18,007       $ 9,299         $27,218          $29,274
                                            =======   =======   =======       =======         =======          =======
Fixed costs:

Interest expense including amortization
  of debt issuance costs                    $ 6,630   $ 7,816   $13,387       $11,754         $22,786          $25,906

Interest portion of Rental Expense              438       467       436           302             596              632
                                            -------   -------   -------       -------         -------          -------
Total Fixed Charges                         $ 7,068   $ 8,283   $13,823       $12,056         $23,382          $26,538
                                            =======   =======   =======       =======         =======          =======
Ratio of Earnings/(Loss) to Fixed Charges      2.28x     2.29x     1.30x         0.77x           1.16x            1.10x
                                            =======   =======   =======       =======         =======          =======
Earnings to Fixed Charges Deficiency        $    --   $    --   $    --       $ 2,757         $    --          $    --
                                            =======   =======   =======       =======         =======          =======



                                                SIX MONTHS ENDED
                                            -----------------------
                                                    JUNE 30,
                                            -----------------------
                                              2000            2001
                                            --------       --------
Earnings:
Income/(Loss) before extraordinary item     $ (5,006)      $(28,021)

Interest expense including amortization
  of debt issuance costs                      12,432         13,182

Interest portion of Rental Expense               319            358
                                            --------       --------
Total Earnings                              $  7,745       $(14,481)
                                            ========       ========
Fixed costs:

Interest expense including amortization
  of debt issuance costs                    $ 12,432        $13,182

Interest portion of Rental Expense               319            358
                                            --------        -------
Total Fixed Charges                         $ 12,751       $ 13,540
                                            ========       ========
Ratio of Earnings/(Loss) to Fixed Charges       0.61x         (1.07x)
                                            ========       ========
Earnings to Fixed Charges Deficiency        $  5,006       $ 28,021
                                            ========       ========

